As filed  with the  Securities  and  Exchange  Commission  on February  3,  1998
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          FRANKLIN BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               52-1632361
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

                            1722 I (Eye) Street, N.W.
                             Washington, D.C. 20006
                                 (202) 429-9888
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                          Franklin Bancorporation, Inc.
                       Nondiscretionary Stock Option Plan
                              (Full Title of Plan)
                                 ---------------
                                Robert P. Pincus
                      President And Chief Executive Officer
                          Franklin Bancorporation, Inc.
                            1722 I (Eye) Street, N.W.
                             Washington, D.C. 20006
                                 (202) 429-9888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                 ---------------
                                    Copies to
                                ANDREA I. O'BRIEN
                              LAWRENCE T. YANOWITCH
                           TUCKER, FLYER & LEWIS, P.C.
                         1615 L STREET, N.W.; SUITE 400
                             WASHINGTON, D.C. 20036
                                 (202) 452-8600
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

       Title of each                  Amount                 Proposed           Proposed maximum       Amount of
    class of securities                to be             maximum offering      aggregate offering     registration
      to be registered              registered          price per share(1)         price (1)             fee (2)
Common Stock, $0.10 par value         100,000                 $17.698            $1,769,765.50          $522.08

(1) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the amount of the registration fee. The proposed maximum offering price per share was determined by calculating the weighted average exercise price of (i) 23,500 shares of Common Stock being offered under outstanding options at a weighted average exercise price of $9.285, and
     (ii) 76,500 shares of Common Stock being offered at an exercise price of $20.282 based on the average of the high and low prices per share of the Common Stock on January 28, 1998, as reported on the NASDAQ Small Capital Market.

(2) Calculated by dividing the proposed maximum aggregate offering price by the amount to be registered.
                                 ---------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement registers shares of common stock ("Common Stock") of Franklin Bancorporation, Inc., a Delaware corporation (the "Company" or the "Registrant"), issued in connection with the Company's Nondiscretionary Stock Option Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company hereby incorporates by reference into this registration statement the following documents and information heretofore filed by the Company with the Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 28, 1997.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 (filed with the Commission on May 14, 1997), June 30, 1997 (filed with the Commission on August 14, 1997) and September 30 ,1997 (filed with the Commission on November 14, 1997).

         (c) The Company's Proxy Statement on Schedule 14A dated April 28, 1997 filed with the Commission on December 17, 1997.

         (d) The Company's Current Report on Form 8-K dated December 16, 1997 filed with the Commission on December 29, 1997.

         (e) The description of the Company's Common Stock contained in the Company's registration statement on Form S-4 filed with the Commission on August 24, 1994, as amended by Amendment No. 1 thereto filed with the Commission on October 24, 1994 and Amendment No. 2 filed with the Commission on November 1, 1994, as declared effective by the Commission on November 3, 1994 and all amendments and reports subsequently filed for the purpose of updating that description.

     In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits a corporation to exonerate its directors from personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty, other than (1) for any breach of the duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for willful or negligent violations of provisions regarding the unlawful payment of dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the person derived an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Delaware corporate law (and not for violation of other laws, such as the federal securities laws). The Company's Certificate of Incorporation exonerates the Company's directors from liability to the extent permitted by this statutory provision.

     The Company's Certificate of Incorporation and Bylaws also provide that, to the fullest extent permitted by law, the Company shall indemnify any person who was or is a party, or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that such person is or was a promoter, director, advisory director or officer of the Company, and such other persons as designated by the Board of Directors or stockholders and whom the Corporation has the authority to indemnify under law, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless (and only to the extent that) the Delaware Court of Chancery or the court in which such action or suit was brought determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper. In addition, the Bylaws provide for advancement of expenses incurred by an officer or director upon request, to the extent permitted by law. The Delaware General Corporation Law permits a corporation to advance expenses incurred by an officer or director in defending any action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay in the event that the director or officer is ultimately determined not to be entitled to indemnification.

     The Company maintains a liability insurance policy on behalf of all of its directors and officers. Under this policy, directors and officers are insured (and the Company is insured to the extent that it has properly indemnified its directors and officers) against liability for claims incurred by reason of their breach of duty, neglect, error, misstatement, misleading statement, omission or act, in their capacities as directors and officers and solely by reason of their status as directors and officers. However, directors and officers are not insured against certain types of claims, including claims that arise out of a gain of personal profit, a criminal or fraudulent act, the filing of a registration statement, an offering by means of a prospectus, or an underwriting agreement for the offer or sale of a security.

     The Delaware General Corporation Law and Article 9 of the Certificate of Incorporation of the Company specifically provide for the indemnification of directors and officers, and the Delaware General Corporation Law permits the adoption of indemnity agreements generally. The enforceability of certain provisions of the indemnity agreements has not been tested in court, however, and remains subject to considerations of state law and public policy. The indemnity agreements were not implemented in response to any pending or threatened litigation involving directors or officers.

     Subject to the possibility of unenforceability referred to above, the indemnity agreements constitute binding agreements of the Company, and the Company would be unable to modify its indemnification policy unilaterally in a way that is adverse to any party to an indemnity agreement. The Securities and Exchange Commission takes the position that indemnification of directors and executive officers against violations of the Securities Act is against public policy and unenforceable. Accordingly, whenever an issuer registers securities with the Commission it must execute an undertaking (a) to submit to a court any such indemnification claim arising with respect to the registered securities for a determination whether the clause is enforceable and (b) to be bound by the court's decision. Accordingly, any claim made by a director or executive officer of the Company for indemnification under an indemnity agreement with respect to a claim subject to the Company's undertaking to the Commission would have to be submitted to a court before final payment thereunder would be made to the director or executive officer.

ITEM 7.  EXEMPTION FROM REGISTRATION.

     Not applicable.

ITEM 8.  EXHIBITS.

4.1 Franklin Bancorporation, Inc. Nondiscretionary Stock Option Plan (incorporated by reference from Exhibit 10.19 to the Company's Form 10-K for fiscal year ended December 31, 1996 filed with the Commission on March 28, 1997).

4.2 Article IV of the Certificate of Incorporation of Franklin Bancorporation, Inc. (incorporated by reference from Exhibit 3 to the Company's Registration Statement on Form S-4 Reg. No. 33-46835, filed March 30, 1992 (the "1992 S-4")).

4.3 Bylaws of Franklin Bancorporation, Inc. (incorporated by reference from Exhibit 3 to the 1992 S-4).

5.1 Opinion of Tucker, Flyer & Lewis regarding legality of securities being registered.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of Price, Waterhouse L.L.P.

23.3     Consent of Tucker, Flyer & Lewis (included in Exhibit 5.1).

24.1     Power of Attorney (included on pages 8-9).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
                  Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                  Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws of Registrant, indemnification agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia on February 3, 1998.


                                          FRANKLIN BANCORPORATION, INC.


                                          By: /s/Robert P. Pincus
                                          ---------------------------------
                                          Robert P. Pincus
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Pincus, his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                  TITLE                                DATE


/s/ Robert P. Pincus
-------------------------
Robert P. Pincus           President, Chief Executive Officer   February 2, 1998
                           and Director (Principal Executive
                           Officer)


/s/ Diane M. Begg
-------------------------
Diane M. Begg              Senior Vice President, Chief         February 2, 1998
                           Financial Officer and Assistant
                           Secretary (Principal Financial and
                           Accounting Officer)


/s/ Joseph R. Schuble
-------------------------
Joseph R. Schuble          Director and Chairman of the Board   February 2, 1998
                           of Directors


/s/ Joseph B. Gildenhorn
-------------------------
Joseph B. Gildenhorn       Director                             February 2, 1998


/s/ George Chopivsky, Jr.
-------------------------
George Chopivsky, Jr.      Director                             February 2, 1998

/s/ Stephen S. Haas
-------------------------
Stephen S. Haas            Director                             February 2, 1998


/s/ Susan B. Hepner
-------------------------
Susan B. Hepner            Director                             February 2, 1998


/s/ H. Peter Larson, III
-------------------------
H. Peter Larson, III       Director                             February 2, 1998


/s/ Gant Redmon
-------------------------
Gant Redmon                Director                             February 2, 1998


/s/ James C. Stearns
-------------------------
James C. Stearns           Director                             February 2, 1998

                                INDEX TO EXHIBITS


EXHIBIT
NO.      DESCRIPTION                                                        PAGE

4.1 Franklin Bancorporation Nondiscretionary Stock Option Plan (incorporated by reference from Exhibit 10.19 to the Company's Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 28, 1997).

4.2 Article IV of the Certificate of Incorporation of Franklin Bancorporation, Inc. (incorporated by reference from Exhibit 3 to the Company's Registration Statement on Form S-4. Reg. No. 33-46835, filed March 30, 1992 (the "1992 S-4")).

4.3 Bylaws of Franklin Bancorporation, Inc. (incorporated by reference from Exhibit 3 to the 1992 S-4).

5.1      Opinion of Tucker, Flyer & Lewis regarding legality of securities    11
         being registered.

23.1     Consent of Cooper & Lybrand, L.L.P.                                  14

23.2     Consent of Price, Waterhouse L.L.P.                                  15

23.3     Consent of Tucker, Flyer & Lewis (included in Exhibit 5.1).

24.1     Power of Attorney (included on pages 8-9).